Exhibit 10.4

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) the registrant customarily and actually treats such information as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

AMENDMENT NO 1 TO C5 PLA

THIS AMENDMENT NO 1 to the Product License Agreement dated March 9, 2012, as subsequently supplemented by a Letter Agreement dated November 4, 2015 (the “C5 PLA”), is entered into with effect as of January 1, 2018 (the “Effective Date”), and made between:

(1)	Affibody AB, corp. reg. no 556665-6913, Gunnar Asplunds Allé 24, SE-171 63 Solna (“Affibody”); and

(2)	Swedish Orphan Biovitrum AB (publ), corp. reg. no 556038-9321, SE-112 76 Stockholm (“Licensee”).

Affibody and Licensee are collectively referred to as the “Parties”.

1.	BACKGROUND INFORMATION

1.1

Affibody and Licensee will, together with third parties, participate within a [***] funded research project named “[***]” (the “[***]”). The parties to the [***] have executed a [***] dated [***] “(“[***]”), and may execute additional agreements within the scope of the [***]. The Main Agreement and any such agreements are jointly referred to as “[***]”.

1.2	Sobi wishes to use a specific Affibody® Ligand in the [***].

1.3	In view of this, the Parties hereby agree as follows.

2.	AMENDMENTS

2.1

Notwithstanding the provisions of the C5 PLA, including section 3.6, Licensee may use the Affibody® Ligand included in [***] (as specified in Appendix A) in research project carried out within the scope of the [***], and in connection therewith transfer and make available such Affibody® Ligand to the other parties in the [***].

2.2

Licensee agrees that the C5 PLA, including Licensee’s exclusive licenses and Target exclusivity pursuant to section 5 of the C5 PLA, does not preclude Affibody from participating in the [***]. In addition, each of Affibody’s and Licensee’s rights under the C5 PLA are subject to any conflicting obligations of Licensee and Affibody, as the case may be, to provide access rights to intellectual property under the [***] (including “[***]” and “[***]” as defined therein) to the other parties in the [***].

2.3

Notwithstanding clause 2.2 above, as between the Parties, any “[***]”, shares in “[***]” and “[***]” (each term as defined in the Main Agreement) generated and/or owned by any of Affibody and Licensee under the [***], and relating to the Product Technology (including the Affibody® Ligand(s)) or the Platform Technology jointly referred to as “[***]”), shall be treated as if such [***] and corresponding intellectual property rights had been generated under the scope of the C5 PLA. This means e.g. that any Improvements to the Affibody® Ligand(s) as such shall be considered as Product Technology, and that any Improvements to the Affibody® Molecule Technology shall be considered as Platform Technology. Likewise, any patents and patent applications covering [***] shall be treated as Licensed Patents or Product Patents, as and when applicable, and the term “Valid Claim” under the C5 PLA, and Licensee’s royalty obligations under the C5 PLA shall include also such patents and patent applications. For this purpose, each of Affibody and Licensee agrees to sign, and cause its employees and consultants to sign, such documents and take such other measures deemed necessary and required by the other Party to secure a transfer of such [***] in accordance with this clause 2.3.

2.4

If it is not possible to allocate [***] between Affibody and Licensee as stated in clause 2.3, e.g. due to legal or contractual restrictions under the [***], then the affected Party shall fulfil any obligations relating to such [***] on behalf of the other Party, which shall acquire such income and rights pursuant thereto that would otherwise have been due if such transfer actually had occurred, and the Parties shall endeavor to negotiate a substitute arrangement that best reflects the economic intentions of the Parties without being unenforceable, and shall execute all agreements and documents required in this respect. For the avoidance of doubt, this is not intended to amend section 22.4 of the C5 PLA (Relationship of the Parties).

2.5	Each Party agrees to consult with the other Party before granting rights to the other parties in the [***] to [***] or other intellectual property rights that are covered by the C5 PLA.

3.	OTHER

3.1

Except as modified hereby, the C5 PLA shall remain in full force and effect between the Parties. Capitalized terms used in this Amendment No 1 shall have the same meaning as set out in the C5 PLA unless explicitly stated otherwise.

3.2	If there is a conflict between the terms of the C5 PLA and this Amendment No 1, this Amendment No 1 shall control as to the [***].

3.3	For clarity, the provisions on confidentiality (section 13),indemnity, etc. (section 16), and choice of law and arbitration (section 21) in the C5 PLA shall apply also to this Amendment No 1.

AFFIBODY AB	SWEDISH ORPHAN BIOVITRUM AB (PUBL)

/s/ David Bejker	/s/ Carin Dahlquist
David Bejker, CEO	Carin Dahlquist, Associate GC

/s/ Kirsti Gjellan
Kirsti Gjellan, SVP, Head of Manufacturing Operations